Exhibit 99.2

FOR IMMEDIATE RELEASE

INTRICON COMPLETES DIVESTITURE OF NON-CORE ELECTRONICS BUSINESS

Shackleton Equity Partners of Los Angeles Acquires RTI Electronics

ST. PAUL, Minn. — June 2, 2010—IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of body-worn medical and electronics devices, today announced that it has completed the previously announced divestiture of its non-core electronics business, Anaheim, Calif.-based RTI Electronics, Inc. IntriCon has sold the business to an affiliate of Shackleton Equity Partners, a Los Angeles-based private equity group. Financial terms of the deal were not disclosed.

“We are very pleased to have found an excellent ownership group to take over RTI Electronics and retain our skilled and dedicated group of electronics employees,” said Mark S. Gorder, president and chief executive officer at IntriCon. “Completing the divestiture allows us to devote more resources and capital to our core body-worn device business. We have now positioned ourselves a ‘pure play’ in body-worn technology, which we believe will appeal to a wider range of investors.”

IntriCon had previously disclosed its plan to divest RTI Electronics, and results of operations for the business have been reported in discontinued operations since the fourth quarter of fiscal 2009. Sargent Advisors LLC of Minneapolis, Minn., advised IntriCon on the transaction.

“RTI Electronics is the established leader in manufacturing high-quality thermistor, film capacitor and magnetic passive electronic components,” said Mark Schelbert, managing partner of Shackleton Equity Partners. “Through our commitment to maintaining quality and our focus on new product development, we intend to serve the loyal customer base of RTI Electronics, while expanding our reach globally.”

About Shackleton Equity Partners
Founded in 2008 and based in Los Angeles, Shackleton Equity Partners seeks to acquire businesses, or non-core divestitures, located in the U.S., Canada and Mexico. Shackleton looks at opportunities across all industries including software, hardware, IT, manufacturing, telecommunications, technology, media, and heavy equipment. Given the unique combination of operating, finance, and investing experience, Shackleton is able to quickly manage the investment process including due diligence, industry analysis, and operations.

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IntriCon Corporation

June 2, 2010

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn medical and electronics products. The company is focused on three key markets: medical, hearing health, and professional audio and communications. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Global Market. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements concerning prospects in the miniature body-worn device arena, new products, planned disposition of RTI Electronics and expected charges,  strategic alliances, future growth and expansion, market fundamentals, future financial condition and performance, prospects and the positioning of IntriCon to compete in chosen markets and the Company’s planned investments in research and development. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, risks related to the current economic crisis, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, risks related to the company’s strategic alliances and joint venture, possible non-performance of developing the Centauri product and other technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, the cost and availability of electronic components and commodities for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations, ability to satisfy and maintain compliance with the covenants under the company’s loan facility, the costs and risks associated with research and development investments and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2009. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts

At IntriCon: Scott Longval, CFO 651-604 -9526 slongval@intricon.com	At Padilla Speer Beardsley: Matt Sullivan/Marian Briggs 612-455-1700 msullivan@psbpr.com / mbriggs@psbpr.com

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